UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Maryland	000-52891	20-8429087
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The registrant announced today that its board of directors has authorized the registrant to file a registration statement with the Securities and Exchange Commission pursuant to which the registrant will register up to $1.2 billion in shares of its common stock for sale in a continuous, follow-on public offering commencing after the registration statement is declared effective by the Securities and Exchange Commission. The registrant intends to use the proceeds from the follow-on offering to make additional investments and for general corporate purposes. The registrant intends to file the registration statement for the follow-on offering prior to November 3, 2010, which will enable the registrant to continue to sell shares of common stock in the registrant’s ongoing initial public offering pursuant to Rule 415(a)(5) promulgated under the Securities Act of 1933, as amended, until the earlier of (1) the date on which the registration statement for the follow-on offering is declared effective by the Commission and (2) May 2, 2011.

This Report does not constitute an offer of any securities for sale. Any offering of securities by the registrant will be dependent upon market conditions, and there can be no assurance that the anticipated follow-on offering will commence within the time frames currently anticipated by the registrant or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 - Global Incorporated

Date: September 1, 2010

By: /s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and
Chief Financial Officer